Tony van Bijleveld, General Manager for Patheon/DPX, and former General Manager Europe for Alliance Boots Walgreens, Appointed to the Vantage Health Board of Directors

Redwood City, CA – September 22, 2014 – Vantage Health Inc., (OTCQB: VNTH) (“Vantage Health”) or (the “Company”) today announced the appointment of Tony van Bijleveld as an independent member of the Board of Directors of Vantage Health, Inc.

Mr. van Bijleveld is currently General Manager with leading drug manufacturer Patheon/DPX. Patheon is a leading global provider of contract drug development and manufacturing services. Their integrated network consists of seven development centers of excellence and thirteen manufacturing facilities across North America, Asia and Europe. Patheon provides pharmaceutical and biotechnology companies with direct access to the expertise, quality and full range of solid and sterile dosage forms to bring drug candidates from preclinical stages through production, and launch products anywhere in the world.

Up until this past spring, Mr. van Bijleveld was the General Manager of Europe for Alliance Boots which is 45% owned by Walgreens. In this capacity he was responsible for European country operations and logistics. Alliance Boots, with a presence in more than 25 countries and over 108,000 employees is a leading international, pharmacy-led health and beauty group delivering a range of products and services to customers. Their focus is on pharmacy-led retailing and pharmaceutical wholesaling and distribution. Alliance Boots operate more than 3,150 health & beauty retail stores, of which just over 3,050 have a pharmacy.

Mr. van Bijleveld has been instrumental in the development of top-performing global businesses in diagnostics, pharmaceuticals and biotechnology industries in over 30 countries, reflecting his experience in general management, marketing and sales management, acquisitions, operational excellence, and licensing and business development.

Over the past 30 years he has served in a variety of senior executive capacities in the pharmaceutical and biotech industry including: Managing Director of United Drug PLC, President/General Manager Russia for Schering Plough/MSD, SVP of Organon Biosciences, and Managing Director of KCL Foundation Labs. A native Australian, Mr. van Bijleveld has earned advanced degrees in Pharmacology, Biochemistry, Engineering and an MBA, from colleges in Australia, Holland and Candean.

More news will be forthcoming this week as the Company expands and reconstitutes its Board.

About Vantage Health Inc.

Vantage Health Inc. - a mobile health technology company - is developing personalized and point-of-care screening using Apps based upon chemical sensing residing within a small device attached to a smartphone. With its foundations in advanced nanotechnology, the company’s first product, the Vantage Health Sensor, which is in development, is the convergence of nano-electronics, bio-informatics, and wireless technology to create the next generation mobile health application. The first mobile App is expected to be for lung cancer screening with additional mobile healthcare Apps in the planning stages. The company has offices in Redwood City, CA and New York. For more information, please visit http://www.vantagehealthinc.com

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include, among other things statements with respect to our objectives and strategies to achieve those objectives, as well as statements with respect to our beliefs, plans, expectations, anticipations, estimates or intentions. Such forward-looking statements may also include statements, among other things, concerning the efficacy, safety and intended utilization of Vantage’s product candidates, the conduct and results of future clinical trials, plans regarding regulatory filings, future research and clinical trials and plans regarding partnering activities. Factors that may cause actual results to differ materially include, among others, the risk that product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later clinical trials, trials may have difficulty enrolling, Vantage may not obtain approval to market its product candidates, or outside financing may not be available to meet capital requirements. These forward-looking statements are based on our current expectations. We caution that all forward-looking information is inherently uncertain and actual results may differ materially from the assumptions, estimates or expectations reflected or contained in the forward-looking information, and that actual future performance will be affected by a number of factors, including economic conditions, technological change, regulatory change and competitive factors, many of which are beyond our control. Therefore, future events and results may vary significantly from what we currently foresee.

For a further list and description of the risks and uncertainties the Company faces, please refer to the Company’s most recent Annual Report on Form 10-K and other periodic and other filings Vantage files with the Securities and Exchange Commission and are available at www.sec.gov. Such forward-looking statements are current only as of the date they are made, and Vantage assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investors:

CSIR Group, LLC.

Christine Petraglia

212-386-7082